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                       SECURITIES AND EXCHANGE COMMISSION
                       ----------------------------------

                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                                 Date of Report
                        (date of earliest event reported)
                                November 1, 2000


                           NORTEL NETWORKS CORPORATION

             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)






        CANADA                       1-7260              not applicable
----------------------------       -----------         -------------------
(State or other jurisdiction       (Commission           (IRS Employer
      of incorporation)            File Number)        Identification No.)







8200 Dixie Road, Suite 100, Brampton, Ontario, Canada            L6T 5P6
-----------------------------------------------------           ----------
    (address of principal executive offices)                    (Zip code)





Registrant's telephone number, including area code (905) 863-0000.

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ITEM 5. OTHER EVENTS

        On November 1, 2000, the Registrant confirmed its guidance for 2000 and 2001, and specifically commented on its expectations for the fourth quarter of 2000 and the first quarter of 2001.

        The Registrant continues to expect its percentage growth in revenue and earnings per share from operations in 2000 over 1999 will be in the low 40's. The Registrant also expects its revenue and earnings per share from operations in the fourth quarter of 2000 will be in the range of US$8.5 billion to US$8.8 billion and US$0.26 per share on a fully diluted basis, respectively. Overall, the Registrant expects continued strong growth in Optical Internet, Wireless Internet, Local Internet and eBusiness solutions. The Registrant continues to expect its Optical Internet revenues to grow in excess of 125 percent in 2000 over 1999, to exceed US$10 billion.

        Looking forward to 2001, the Registrant continues to expect the overall market to grow in excess of 20 percent. The Registrant also continues to expect to grow significantly faster than the market, with anticipated growth in revenues and earnings per share from operations in the 30 to 35 percent range. For the first quarter of 2001, consistent with historical profile trends, the Registrant expects its revenue and earnings per share from operations will be in the range of US$8.1 billion to US$8.3 billion and US$0.16 per share on a fully diluted basis, respectively.

        Certain information included herein is forward-looking and is subject to important risks and uncertainties. The results or events predicted in these statements may differ materially from actual results or events. Factors which could cause results or events to differ from current expectations include, among other things: the impact of price and product competition; the dependence on new product development; the impact of rapid technological and market change; the ability of the Registrant to make acquisitions and/or integrate the operations and technologies of acquired businesses in an effective manner; general industry and market conditions and growth rates; international growth and global economic conditions, particularly in emerging markets and including interest rate and currency exchange rate fluctuations; the impact of consolidations in the telecommunications industry, the uncertainties of the Internet; stock market volatility; the ability of the Registrant to recruit and retain qualified employees; and the impact of increased provision of customer financing by the Registrant. For additional information with respect to certain of these and other factors, see the reports filed by the Registrant with the United States Securities and Exchange Commission. The Registrant disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.


                                   SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                       NORTEL NETWORKS CORPORATION



                                       By:     /s/ DEBORAH J. NOBLE
                                          -----------------------------------
                                          Deborah J. Noble
                                          Corporate Secretary



                                       By:     /s/ BLAIR F. MORRISON
                                          -----------------------------------
                                          Blair F. Morrison
                                          Assistant Secretary
Dated: November 1, 2000


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